SECURITIES AND EXCHANGE COMMISSION
                Washington, D. C.  20549

                         FORM  T-1

                 STATEMENT OF ELIGIBILITY
          UNDER THE TRUST INDENTURE ACT OF 1939 OF
         A CORPORATION DESIGNATED TO ACT AS TRUSTEE

       CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
          A TRUSTEE PURSUANT TO SECTION 305(b)(2)


                  THE CHASE MANHATTAN BANK
       (Exact name of trustee as specified in its charter)


New York                                         13-4994650
(State of incorporation	                         (I.R.S. employer
if not a national bank)	                         identification No.)

270 Park Avenue
New York, New York	                               10017
(Address of principal executive offices)	        (Zip Code)

                      William H. McDavid
                        General Counsel
                        270 Park Avenue
                   New York, New York 10017
                     Tel:  (212) 270-2611
    (Name, address and telephone number of agent for service)

              DILLARD DEPARTMENT STORES, INC.
      (Exact name of obligor as specified in its charter)

Delaware	                                       71-0388071
(State or other jurisdiction of	           (I.R.S. employer
incorporation or organization)	            identification No.)

1600 Cantrell Road
Little Rock, Arkansas	                          72201
(Address of principal executive offices)	     (Zip Code)

                       Debt Securities
            (Title of the indenture securities)

                          GENERAL

Item 1.	General Information.

   	Furnish the following information as to the trustee:

   	(a)	Name and address of each examining or supervising authority to which it is subject.

    	New York State Banking Department, State House, Albany, New York  12110.

   		Board of Governors of the Federal Reserve System, Washington, D.C., 20551

	   	Federal Reserve Bank of New York, District No. 2, 33 Liberty Street,
     New York, N.Y.

   		Federal Deposit Insurance Corporation, Washington, D.C., 20429.


   	(b)	Whether it is authorized to exercise corporate trust powers.

      		Yes.


Item 2.	Affiliations with the Obligor.

       	If the obligor is an affiliate of the trustee, describe each such affiliation.

       	None.

Item 16.	List of Exhibits

	List below all exhibits filed as a part of this Statement of Eligibility.

	1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980,
September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996
(see Exhibit 1 to Form T-1 filed in connection with Registration Statement
No. 333-06249, which is incorporated by reference).

	2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

	3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

	4.  A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

	5.  Not applicable.

	6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

	7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

	8.  Not applicable.

	9.  Not applicable.

                             SIGNATURE

	Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee,
 The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 24th day of April, 1997.

                              	THE CHASE MANHATTAN BANK


                                	By /s/T. J. Foley
		                                  T. J. Foley
		 				                             Vice President

                        Exhibit 7 to Form T-1


                          Bank Call Notice

                       RESERVE DISTRICT NO. 2
                 CONSOLIDATED REPORT OF CONDITION OF

                     The Chase Manhattan Bank
             of 270 Park Avenue, New York, New York 10017
               and Foreign and Domestic Subsidiaries,
               a member of the Federal Reserve System,

          at the close of business December 31, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

					            		    							      	                          Dollar Amounts
		   ASSETS					                                                 in Millions


Cash and balances due from depository institutions:
	Noninterest-bearing balances and
	currency and coin                                                  $  11,509
	Interest-bearing balances                                              8,457
Securities:
Held to maturity securities                                            	3,128
Available for sale securities                                          40,534
Federal Funds sold and securities purchased under
	agreements to resell in domestic offices of the
	bank and of its Edge and Agreement subsidiaries,
	and in IBF's:
	Federal funds sold                                                     9,222
	Securities purchased under agreements to resell                          422
Loans and lease financing receivables:
	Loans and leases, net of unearned income        $133,935
	Less: Allowance for loan and lease losses          2,789
	Less: Allocated transfer risk reserve                 16
	Loans and leases, net of unearned income,
	allowance, and reserve                                               131,130
Trading Assets                                                         49,876
Premises and fixed assets (including capitalized	leases)                2,877
Other real estate owned                                                   290
Investments in unconsolidated subsidiaries and
	associated companies                                                     124
Customer's liability to this bank on acceptances
	outstanding                                                            2,313
Intangible assets                                                       1,316
Other assets                                                           11,231
TOTAL ASSETS                                                         $272,429

LIABILITIES

Deposits
	In domestic offices                                                  $87,006
	Noninterest-bearing                            $35,783
	Interest-bearing                                51,223
	In foreign offices, Edge and Agreement subsidiaries,
	and IBF's                                                             73,206
	Noninterest-bearing                            $ 4,347
	Interest-bearing                                68,859

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
	of its Edge and Agreement subsidiaries, and in IBF's
	Federal funds purchased                                               14,980
	Securities sold under agreements to repurchase                        10,125
Demand notes issued to the U.S. Treasury                                1,867
Trading liabilities                                                    34,783
Other Borrowed money:
	With a remaining maturity of one year or less                         14,639
	With a remaining maturity of more than one year                          425
Mortgage indebtedness and obligations under capitalized
	leases                                                                    40
Bank's liability on acceptances executed and outstanding	               2,267
Subordinated notes and debentures                                       5,471
Other liabilities                                                      11,343

TOTAL LIABILITIES                                                     256,152

Limited-Life Preferred stock and related surplus	                         550

EQUITY CAPITAL

Common stock                                                            1,251
Surplus                                                                10,243
Undivided profits and capital reserves                                  4,526
Net unrealized holding gains (Losses)
on available-for-sale securities                                         (309)
Cumulative foreign currency translation adjustments                        16

TOTAL EQUITY CAPITAL                                                   15,727

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
	STOCK AND EQUITY CAPITAL                                            $272,429

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                   		JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                      		  WALTER V. SHIPLEY            )
		                        EDWARD D. MILLER             )DIRECTORS
		                        THOMAS G. LABRECQUE          )